UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 17, 2009

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Fiscal 2009 Executive Bonus Plan
     On June 17, 2009, the Compensation Committee of the Board of Directors of the Company adopted an executive bonus plan for fiscal year 2009. The executive bonus plan is a cash incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934, as well as certain other employees of the Company, are eligible to participate in the executive bonus plan (individually, a “Participant,” and collectively, the “Participants”). Target bonuses for Participants range from 25% to 125% of a Participant’s annual base salary, and the amount of the target bonus actually paid to a Participant will be based on the achievement of (i) certain Company performance objectives related to the Company’s annual revenue and non-GAAP operating profit as compared to the Company’s annual operating plan, (ii) certain individual performance objectives approved by the Compensation Committee, and (iii) for some Participants, certain business unit objectives tied to the business unit’s annual revenue and non-GAAP operating profit, or certain objectives tied to sales region billings. Achievement of each such factor will be measured independently, and a threshold for each factor must be met for any credit to be given to that factor. Awards will be prorated between threshold and target performance and target and stretch performance. The actual bonuses payable for fiscal year 2009, if any, could range from zero to 200% of a Participant’s bonus target and will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. In addition, the Compensation Committee retains discretion to reduce or increase the bonus that would otherwise be payable based on actual performance. However, no bonuses will be paid under the executive bonus plan if the Company does not achieve an annual non-GAAP operating profit (excluding the impact of items such as stock-based compensation, restructuring and asset impairment changes, certain acquisition-related charges and certain legal and accounting expenses). In addition, no credit will be applied to the business unit non-GAAP operating profit factor if the business unit does not achieve an annual non-GAAP operating profit (excluding the items mentioned in the previous sentence). The aggregate amount of bonuses payable under the executive bonus plan to Participants is approximately $4.9 million at target performance; the aggregate maximum amount of bonuses payable to Participants is approximately $9.8 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: June 23, 2009	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer